Exhibit 99

Energous Corporation Reports 2015 Fourth-Quarter and Full-Year Results;
Provides Update on Progress toward
Changing the Way Consumers Charge their Mobile Devices

San Jose, Calif. – March 10, 2016 – Energous Corporation ("Energous®" or "the Company") (NASDAQ: WATT), the developer of WattUp®, a revolutionary wire-free charging technology for mobile and IoT devices that provides over-the-air contained power at a distance, today announced financial results for the fourth quarter and full year ended December 31, 2015 and provided an update on its progress.

Recent Highlights

•	Confirmed target for partners to have WattUp-integrated products ready for sale to consumers in late 2016/early 2017. The first commercially launched products are expected to be for devices that are outside of the first-to-market requirements contained in the development and licensing agreement with the company's key strategic partner.
•	Commenced process of seeking regulatory certification for WattUp-enabled products. Energous said it has a high level of confidence that the WattUp technology complies with existing global regulatory rules and regulations and that it has a clear path to approvals. It is expected that the first approval, for the Company’s miniature WattUp transmitter, will be completed in the second quarter.
•	Began distributing evaluation kits to a broad spectrum of potential strategic partners. More than 100 companies have requested kits, which consist of a transmitter, receiver, and sample antenna designs, and Energous is currently working with more than 30 highly qualified potential licensees.
•	Completed a successful follow-on offering resulting in proceeds of approximately $19.3 million. Taking into account forecasted revenues from a successful commercial launch, Energous believes it has sufficient capital to reach cash flow break-even in the third quarter of 2017.
•	Met certain technology milestones that resulted in a $500,000 invoice to the company’s key strategic partner that is expected to be paid in the first quarter of 2016. Energous is on target to complete a number of additional key milestones in the second quarter of 2016 and recently signed an additional amendment to its development and licensing agreement with its key strategic partner, strengthening the relationship between the two companies.
•	Said it expected to see the more complicated integrations associated with transmitters and receivers that support greater distances and power, as well as more features and functionality, to be launched in consumer markets in mid-to-late 2017.
•	Completed the third version of its receiver ASSP (application specific standard product) which is now in the qualification process.
•	Reached final stages of integration and testing for WattUp-associated control and tracking software.
•	Added Jeff McNeil as Vice President of Operations to help lead the company toward its goal of becoming a qualified fabless semiconductor company. McNeil brings more than 30 years of operations experience, most recently with Cypress Semiconductor, a multi-billion dollar semiconductor company, where he was responsible for fabrication, qualification, planning and logistics for all chips and modules.
•	Applied for more than 250 patents as of December 31, 2015. The company has been issued five patents to date and has received notice of the allowance of three additional patents, bringing total patent count to eight. Energous expects to receive additional grants at an accelerated pace during 2016.

“In less than three years since our inception, Energous has developed a completely new technology platform protected by over 250 patent filings and is preparing to ship silicon and generate revenue as WattUp-integrated devices from partners become ready for sale later this year or early next year,” said Stephen R. Rizzone, President and CEO.

“Our experience with strategic partners, licensees, and regulatory agencies has grown significantly and our vision has crystalized. We have a comprehensive plan and clear understanding of where we are going and how we intend to get there.” said Rizzone. “Assuming we continue to execute at our current pace or better, Energous will positively change the landscape for wire-free charging and become a highly successful, relevant company.”

Unaudited Fourth Quarter 2015 and Full-Year Financial Results

For the fourth quarter ended December 31, 2015.

•	No revenue generated. $8.9 million in operating expenses, comprised of $5.8 million in R&D, $2.4 million in G&A and $0.7 million in marketing.
•	GAAP net loss of $8.9 million, or $(0.61) per basic and diluted share.
•	Adjusted EBITDA (a non-GAAP measure) loss of $7.0 million.
•	$29.9 million in cash and cash equivalents at the end of the fourth quarter with no debt.

For the full year ended December 31, 2015.

•	Revenue of $2.5 million.
•	$30.1 million in operating expenses, comprised of $18.8 million in R&D, $8.1 million in G&A and $3.2 million in marketing.
•	GAAP net loss of $27.6 million, or $(2.07) per basic and diluted share.
•	Adjusted EBITDA (a non-GAAP measure) loss of $20.8 million.

2015 Fourth Quarter and Full-Year Conference Call

Energous will host a conference call to discuss its financial results and recent progress.

When:	Thursday, March 10, 2016
Time:	1:30 p.m. PT (4:30 p.m. ET)
Phone:	866-652-5200 (domestic); 412-317-6060 (international)
Replay:	Accessible through March 17, 2016
877-344-7529 (domestic); 412-317-0088 (international); passcode 10080606
Webcast:	Accessible at www.energous.com; archive available for approximately one year

Note about Non-GAAP Financial Measures

In addition to the unaudited results presented in accordance with generally accepted accounting principles, or GAAP, in this press release, Energous presents adjusted EBITDA which is a non-GAAP measure. Adjusted EBITDA is determined by taking the net loss and adding interest, taxes, depreciation, amortization, stock-based compensation, the change in fair value of derivative liabilities and the gain on the extinguishment of debt. The company believes that this non-GAAP measure, viewed in addition to and not in lieu of its reported GAAP results, provides useful information to investors by providing a more focused measure of operating results. This metric is an integral part of the company's internal reporting to evaluate its operations and the performance of senior management. A reconciliation table to the comparable GAAP measure is available in the accompanying financial tables below. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.

About Energous Corporation
Energous Corporation is developing WattUp®, an award-winning wire-free charging technology that will transform the way people and industries charge and power their electronic devices at home, in the office, in the car and beyond. WattUp is a revolutionary, patent-pending solution that delivers intelligent, scalable power via the same radio bands as a Wi-Fi router. WattUp differs from current wireless charging systems in that it will deliver contained, useable power, at a distance, to multiple devices, resulting in a wire-free experience that saves users from having to remember to plug in their devices or place them on a mat. For more information, please visit www.energous.com, or follow Energous on Twitter or Facebook.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or other comparable terms. All statements in this release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

-- Financial Tables Follow --

IR Contact:

PondelWilkinson

Laurie Berman

Phone: 310-279-5962

Email: IR@energous.com

 Energous Corporation

 BALANCE SHEETS

(Unaudited)

	As of
	December 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$29,872,564	$31,494,592
Prepaid expenses and other current assets	722,249	416,580
Prepaid rent, current	80,784	80,784
Total current assets	30,675,597	31,991,956

Property and equipment, net	1,730,365	1,515,299
Prepaid rent, non-current	218,236	299,020
Other assets	51,330	22,648
Total assets	$32,675,528	$33,828,923

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,324,973	$1,716,011
Accrued expenses	1,075,879	792,349
Total current liabilities	3,400,852	2,508,360

Stockholders’ equity:
Preferred Stock, $0.00001 par value, 10,000,000 shares authorized at December 31, 2015 and 2014;
no shares issued or outstanding.	-	-
Common Stock, $0.00001 par value, 50,000,000 shares authorized at December 31, 2015 and 2014;
16,298,208 and 12,781,502 shares issued and outstanding at December 31, 2015 and
December 31, 2014, respectively.	161	127
Additional paid-in capital	107,981,695	82,465,914
Accumulated deficit	(78,707,180)	(51,145,478)
Total stockholders’ equity	29,274,676	31,320,563
Total liabilities and stockholders’ equity	$32,675,528	$33,828,923

 Energous Corporation

 STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2015	2014	2015	2014

Revenue:
Engineering product development	$-	$-	$2,500,000	$-
Total revenue	-	-	2,500,000	-

Operating expenses:
Research and development	5,816,851	6,326,885	18,825,041	12,511,647
Sales and marketing	703,189	766,566	3,221,303	2,803,359
General and administrative	2,367,412	1,935,264	8,030,995	5,059,703
Total operating expenses	8,887,452	9,028,715	30,077,339	20,374,709
Loss from operations	(8,887,452)	(9,028,715)	(27,577,339)	(20,374,709)

Other income (expense):
Change in fair value of derivative liabilities	-	-	-	(26,265,177)
Interest income (expense), net	3,272	4,705	15,637	(1,024,774)
Loss on retirement of fixed assets	-	-	-	(22,818)
Gain on debt extinguishment	-	-	-	2,084,368
Total	3,272	4,705	15,637	(25,228,401)

Net loss	$(8,884,180)	$(9,024,010)	$(27,561,702)	$(45,603,110)

Basic and diluted net loss per common share	$(0.61)	$(0.89)	$(2.07)	$(5.75)

Weighted average shares outstanding, basic and diluted	14,478,221	10,100,429	13,303,715	7,933,791

 Energous Corporation

 Reconciliation of Non-GAAP Information

(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2015	2014	2015	2014

Net loss (GAAP)	$(8,884,180)	$(9,024,010)	$(27,561,702)	$(45,603,110)
Add (subtract) the following items:
Interest (income) expense, net	(3,272)	(4,705)	(15,637)	1,024,774
Depreciation and amortization	200,212	174,291	817,729	371,189
Stock-based compensation	1,644,979	888,574	5,951,414	2,547,978
Gain on debt extinguishment	-	-	-	(2,084,368)
Change in fair value of derivative liabilities	-	-	-	26,265,177
Adjusted EBITDA (non-GAAP)	$(7,042,261)	$(7,965,850)	$(20,808,196)	$(17,478,360)